                                                                  EXHIBIT (a)(9)

                    ROYAL BANK RECEIVES REGULATORY APPROVALS
                  FOR PURCHASE OF PRISM FINANCIAL CORPORATION

TORONTO, April 20, 2000 - Royal Bank of Canada announced today that it has received all required regulatory approvals in both Canada and the United States to proceed with its purchase of Prism Financial Corporation (NASDAQ: PRFN). The bank also announced the results of its cash tender offer to purchase all outstanding shares of Prism Financial Corporation.


     Based on information provided by LaSalle Bank National Association, acting as Depositary, approximately 14,424,332 shares of Prism Financial Corporation, representing approximately 97.6 per cent of all outstanding shares, were validly tendered and not withdrawn as of 5:00 p.m. on the expiration date of the offer (including 37,851 shares subject to guarantee of delivery), all of which will be accepted. The tender offer expired, as scheduled, at 12:00 midnight EST on April 19, 2000. Payment for shares properly tendered and accepted will be made as promptly as practical and, in the case of shares tendered by guaranteed delivery procedures, promptly after delivery of shares and required documentation.


     Prism Acquisition Subsidiary, Inc., a wholly owned, indirect subsidiary of Royal Bank of Canada, will acquire the remaining shares of Prism Financial Corporation in a merger in which each share of common stock will be converted into the right to receive $7.50 in cash, the same consideration paid for shares in the offer, subject to appraisal rights, following which Prism Financial Corporation will become a wholly owned, indirect subsidiary of Royal Bank of Canada.

     Following the completion of the acquisition, Prism Financial Corporation will operate as a stand-alone business unit under existing management, and will continue to offer its strong value proposition to clients. Prism's customers will also benefit from access to Royal Bank's suite of services in the United States through Atlanta-based Security First Network Bank, the world's first and #1 rated Internet bank, and Bull & Bear Securities, a discount brokerage operation based in New York.


     Prism Financial Corporation is a leading national retail mortgage based company that originated approximately US$8 billion in loans in 1999. Based in Chicago, Prism is licensed nationally, with more than 1,100 loan officers in 27 states. Prism operates through more than 150 retail branches as well as through partnerships with major Internet companies. Prism's common stock trades on NASDAQ under the ticker symbol PRFN.

     Royal Bank of Canada (RY) is a diversified global financial services group and a leading provider of personal and commercial banking, investment and trust services, insurance, corporate and investment banking, on-line banking and transaction-based services including custody. The group's main business units include Royal Bank, RBC Dominion Securities, Royal Investment Services, RBC Insurance and Global Integrated Solutions. The group has 50,000 employees who serve 10 million personal, business and public sector customers in 30 countries. For more information, visit Royal Bank's Web site at www.royalbank.com.


FOR FURTHER INFORMATION, CONTACT:
Joe Konecny, Media Relations, Royal Bank, (416) 974-4794
Nabanita Merchant, Investor Relations, Royal Bank, (416) 955-7803
Lisa Morrell, Media Relations, Prism Financial Corporation, (312) 410-8662


NOTE TO EDITORS: For other news tips and tools visit NewsRoom at www.royalbank.com/newsroom. Royal Bank's new Web site is a one-stop source for news, commentary and downloadable materials about the bank and its member companies.








                               Page 7 of 10 Pages

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                                  SCHEDULE 13D

CUSIP NO.    74264Q 10 8
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                                   SCHEDULE I

            DIRECTORS AND EXECUTIVE OFFICERS OF PARENT AND PURCHASER

1.              DIRECTORS AND EXECUTIVE OFFICERS OF PARENT

                The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of Parent. Unless otherwise indicated below, each occupation set forth opposite each person refers to employment with Parent. Unless otherwise indicated, the business address of each such person is c/o Parent at 200 Bay Street, Toronto, Ontario, Canada, M5J 2J5 and each such person is a citizen of Canada.



DIRECTORS                      PRESENT PRINCIPAL OCCUPATION AND FIVE-YEAR EMPLOYMENT HISTORY
---------                      -------------------------------------------------------------
John E. Cleghhorn              Chairman and Chief Executive Officer, Royal Bank of Canada

George A. Cohon                Founder and Senior Chairman, McDonald's Restaurants of Canada Limited
McDonald's Place
Toronto, Ontario
M3C 3L4 Canada

G.N. (Mel) Cooper              Chairman and Chief Executive Officer, Seacoast Communications Group Inc.
825 Broughton Street
Victoria, British Columbia
V8W 1E5 Canada

John T. Ferguson               Chairman of the Board, Princeton Developments Ltd.
Suite 1400                     Chairman and Chief Executive Officer, Princeton Developments Ltd. (prior to September
9915-108 Street                1998)
Edmonton, Alberta              President and Chief Executive Officer, Princeton Developments Ltd. (prior to April 1996)
T5K 2G8 Canada

L. Yves Fortier                Chairman, Ogilvy Renault
1981 McGill College Avenue
Montreal, Quebec
H3A 3C1 Canada

The Hon. Marie Gilberte        Senior Partner, Desjardins Ducharme Stein Monast
Paule Gauthier
Bureau 300
1150 de Claire-Fontaine
Quebec, Quebec
G1R 5G4 Canada

J.M. Edward Newall             Chairman of the Board, NOVA Chemicals Corporation
Newall and Associates          Vice President and Chief Executive Officer, NOVA Corporation (now NOVA Chemicals
#2015 Bankers Hall             Corporation) (prior to July 1998)
855 2nd Street S.W.
Calgary, Alberta
T2P 4J7 Canada


                               Page 8 of 10 Pages

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                                  SCHEDULE 13D

CUSIP NO.    74264Q 10 8
--------------------------------------------------------------------------------

DIRECTORS                        PRESENT PRINCIPAL OCCUPATION AND FIVE-YEAR EMPLOYMENT HISTORY
---------                        -------------------------------------------------------------
David P. O'Brien                 Chairman, President and Chief Executive Officer, Canadian Pacific Limited
1800 Bankers Hall East,          President and Chief Operating Officer, Canadian Pacific Limited (prior to May 1996)
855-2nd St. S.W.
Calgary, Alberta
T2P 4Z5 Canada

Robert B. Peterson               Chairman, President and Chief Executive Officer, Imperial Oil  Limited
111 St. Clair Avenue West
Toronto, Ontario
M4V 1N5 Canada

Kenneth C. Rowe                  Chairman and Chief Executive Officer, I.M.P. Group International Inc.
Suite 400                        President, I.M.P. Group International Inc. (prior to July 1997)
2651 Dutch Village Road
Halifax, Nova Scotia
B3L 4T1 Canada

Joseph Guy Saint-Pierre          Chairman of the Board, SNC-Lavalin Group Inc.
455 Rene-Levesque Blvd. West     President and Chief Executive Officer, SNC-Lavalin Group Inc. (prior to May 1996)
Montreal, Quebec
H2Z 1Z3 Canada

Robert T. Stewart                R.T. Stewart & Associates
24th Floor
1111 West Georgia Street
Vancouver, British Columbia
V6E 4M4 Canada

Allan R. Taylor                  Retired Chairman and Chief Executive Officer, Royal Bank of Canada
Suite 1835-North Tower
Royal Bank Plaza
Toronto, Ontario
M5J 2J5 Canada

Margaret Sheelagh D. Whittaker   Chair, President and Chief Executive Officer, EDS Systemhouse Inc.
6th Floor Inc.                   President and Chief Executive Officer, EDS Canada (now EDS Systemhouse Inc.)
33 Yonge Street                  (prior to April 1998)
Toronto, Ontario
M5E 1G4 Canada

Victor L. Young                  Chairman and Chief Executive Officer, Fishery Products International Limited
70 O'Leary Avenue
St. John's, Newfoundland
A1C 5L1 Canada

EXECUTIVE OFFICERS               PRESENT PRINCIPAL OCCUPATION AND FIVE-YEAR EMPLOYMENT HISTORY
------------------               -------------------------------------------------------------

John E. Cleghorn                 Chairman and Chief Executive Officer

Gordon J. Feeney                 Deputy Chairman

Anthony S. Fell                  Deputy Chairman
                                 Chairman, RBC Dominion Securities, Inc.

Peter W. Currie                  Vice-Chairman and Chief Financial Officer
                                 Senior Vice-President & Chief Financial Officer, Northern Telecom Limited, Brampton
                                 (prior to April 1997)



                              Page 9 of 10 Pages

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                                  SCHEDULE 13D

CUSIP NO.    74264Q 10 8
--------------------------------------------------------------------------------


EXECUTIVE OFFICERS             PRESENT PRINCIPAL OCCUPATION AND FIVE-YEAR EMPLOYMENT HISTORY
------------------             ------------------------------------------------------------
Suzanne B. Labarge             Vice-Chairman and Chief Risk Officer
                               Deputy Superintendent, Deposit-Taking Institutions Sector, Office of the Superintendent of
                               Financial Institutions, Ottawa (prior to April 1995)

Martin J. Lippert              Vice-Chairman and Chief Information Officer
                               Executive Vice President, Information Management & Research Development, Mellon
                               Bank Corporation, Pittsburgh, Pennsylvania (prior to August 1997)

W. Reay Mackay                 Vice-Chairman, Wealth Management
                               Chairman and Chief Executive Officer, Royal Trust

James T. Rager                 Vice-Chairman, Personal & Commercial Banking
Citizenship:
United States

Gordon M. Nixon                Deputy Chairman and Chief Executive Officer, RBC Dominion Securities, Inc.

W. James Westlake              President and Chief Executive Officer, RBC Insurance Holdings Inc.

2.              DIRECTOR AND EXECUTIVE OFFICERS OF PURCHASER

                The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of Purchaser. Unless otherwise indicated below, each occupation set forth opposite each person refers to employment with Parent. Unless otherwise indicated, the business address of each such person is c/o Parent at 200 Bay Street, Toronto, Ontario, Canada, M5J 2J5 and each such person is a citizen of Canada.



DIRECTOR AND
EXECUTIVE
OFFICERS                       PRESENT PRINCIPAL AND FIVE-YEAR EMPLOYMENT HISTORY
--------------                 --------------------------------------------------
Robert K. Horton               Director, Chief Executive Officer, Senior Vice President and Secretary/Treasurer,
                               Prism Acquisition Subsidiary, Inc.
                               Senior Vice President, Strategic Initiatives, Royal Bank of Canada

Timothy A. Prior               President, Prism Acquisition Subsidiary, Inc.
Citizenship:                   Senior Manager, Strategic Initiatives, Royal Bank Financial Group
United Kingdom






                              Page 10 of 10 Pages